Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the inclusion in this Form 10-K, and to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123882) of Benjamin Franklin Bancorp, Inc. (the “Company”), of our reports dated March 12, 2007 relating to our audit of the consolidated financial statements of the Company as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 and to our audit of internal control over financial reporting as of December 31, 2006.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 12, 2007

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